Exhibit 10.2

FIRST INTERNET BANCORP

2011 DIRECTORS’ DEFERRED STOCK PLAN

1.                                      Purpose.

The purpose of this First Internet Bancorp 2011 Directors’ Deferred Stock Plan (the “Plan”) is to assist First Internet Bancorp (the “Company”) in recruiting and retaining highly qualified directors and to strengthen the commonality of interest between directors and shareholders by providing for the receipt by the directors of the Company of all or a portion of their Director Fees (as defined below) in the form of Deferred Stock Rights (as defined below).  Any rights created under this Plan shall be mere unsecured contractual rights of participants and their beneficiaries against the Company.  The Plan is unfunded, and any payments will be made from treasury shares or general assets of the Company.  However, nothing in this Plan shall prohibit the Company from establishing a rabbi trust to fund the benefits provided under this Plan.

2.                                      Administration.

The Plan will be administered by a committee of not less than two outside directors of the Company, or if no committee is appointed, by the Board (the “Committee”).  The Committee’s construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. All questions of interpretation of the Plan shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.  No Committee member shall be liable for any action or determination under the Plan made in good faith. In the event the Company’s common stock, no par value (“Common Stock”) becomes Publicly Traded, the Committee will comprise two outside directors as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act of 1934.

3.                                      Participation in the Plan.

All directors of the Company who are not employees of the Company or under separate contract with the Company (“Eligible Directors”) shall be eligible to be granted Deferred Stock Rights under the Plan.  The Company will maintain an account for each of the Eligible Directors who receives Deferred Stock Rights under the Plan, which account will be maintained even after the Eligible Director ceases to provide services as a Director, and until the Eligible Director’s Account in the Plan has been distributed in accordance with the provisions of Section 6(e) of the Plan.  During the period of time the Company maintains an account for an Eligible Director, the Eligible Director will be participating in the Plan.

4.                                      Stock Subject to the Plan.

The maximum number of shares which may be issued under the Plan and any predecessor plan is 120,000 shares of the Company’s Common Stock, no par value, subject to adjustment as provided in Section 10.

5.                                      Election of Deferred Stock Right.

If a Director elects before January 1 of each calendar year, he or she will receive as of January 1 of each year, Deferred Stock Rights based on the dollar amount of the Directors Fees to be earned during that calendar year divided by the Fair Market Value of the shares of Common Stock on the Valuation Date.

(a)                                 “Director Fees” means the amount that a director is entitled to receive as an annual retainer for serving as a director for a calendar year, as determined from time to time by the Board of Directors.  An Eligible Director will be entitled to receive 1/12 of his or her annual retainer for each full calendar month during which the Eligible Director serves as a Director during the applicable calendar year.

(b)                                 “Deferred Stock Rights” represent the right to receive a specified number of shares of Common Stock from the Company on a later date as elected by the Eligible Director in accordance with Section 6 of the Plan.

(c)                                  “Valuation Date” shall be January 1 of the calendar year in which the Directors Fees are earned.

6.                                      Terms, Conditions and Form of Deferred Stock Rights.

Each election to receive Deferred Stock Rights granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve (“Election Form”), which agreement shall comply with and be subject to the following terms and conditions:

(a)                                 Amount of Deferral.  With respect to each calendar year, an Eligible Director may elect to defer a specified dollar amount or percentage of his or her Director Fees for that calendar year (“Deferral Amount”) by filing an Election Form prior to the beginning of such calendar year. An Eligible Director shall have the right to elect to defer each calendar year.  If the Eligible Director does not file a new Election Form prior to the beginning of a calendar year, the Election Form on file will remain effective for that calendar year.  An Eligible Director may change the dollar amount or percentage of his or her Director Fees to be deferred (or reduce such amount or percentage to zero) by filing a subsequent Election Form with the Committee.  Any such change shall be effective as of the first day of the calendar year immediately succeeding the calendar year in which such Election Form is filed with the Committee. The Deferred Stock Rights shall be paid out in shares of Common Stock as set forth in Section 6(e).

(b)                                 Deferred Stock Rights.  Subject to Section 14, effective as of each Valuation Date of each calendar year (or as soon thereafter as reasonably practicable) commencing on or after January 1, 2011, each Eligible Director then in office who has elected to defer all or part of his/her Director Fees will be granted a Deferred Stock Right in respect of the Deferral Amount, valued as of the

Valuation Date.  Any Eligible Director who is first elected other than at an annual meeting of shareholders shall be entitled to receive a Deferred Stock Right for the Deferral Amount (appropriately prorated) provided such election is made within thirty (30) days from the date the Eligible Director is elected.  The Valuation Date will be the January 1 of the year in which the Director is elected.  For the 2011 Plan Year, each Eligible Director will be entitled to receive a Deferred Stock Right, if he or she so elects within thirty (30) days from the adoption date of this Plan.

(c)                                  Accounts.  Promptly following each Valuation Date, the Company shall establish an account for each Eligible Director who elected to receive a Deferred Stock Right (“Account”).  The Company shall credit to each Eligible Director’s Account a number of units equal to the number of whole shares determined by dividing the Deferral Amount for the calendar year by the Fair Market Value (defined below) on the Valuation Date. The Eligible Director’s Account shall also be credited with such dividends as would have been paid if the units credited to such account had been held in Company Common Stock on the dividend payment date.  Such hypothetical dividends shall be accounted for as additional Deferred Stock Rights based on the Fair Market Value on the Valuation Date in the year for which the dividends were paid.  To the extent that the application of the foregoing formula would result in the issuance of fractional shares, no fractional shares shall be issued, but instead, the Company shall maintain a separate non-interest-bearing account for each Eligible Director (“Sub-Account”), which Sub-Account shall be credited with the amount of any Deferral Amounts not convertible into whole shares of Common Stock which amounts shall be combined with Deferral Amounts that are paid for the next following calendar year.  When whole shares of Common Stock are issued by the Company to the Eligible Director for any calendar year, the amounts in such Sub-Accounts shall be reduced by that amount which results in the issuance of the maximum number of whole shares of Common Stock to such Eligible Director.  The Company shall pay any and all fees and commissions incurred in connection with the payment of Deferred Amounts to an Eligible Director in shares of Common Stock.

(d)                                 Calculation of Payment.  For Eligible Directors who have elected to have the Director Fees paid in the form of Deferred Stock Rights, the number of shares underlying the Deferred Stock Rights granted to any Eligible Director shall be equal to the whole number (with any fractional interests rounded up to the next highest whole number) obtained by dividing the Director Fees (including an annual retainer of $15,000 in 2010, and as adjusted from time to time by the Board of Directors) by the Fair Market Value of the Common Stock on the Valuation Date.

The Fair Market Value is the closing price of the stock as of the day in question (or, the nearest preceding trading day if the day in question is not a trading day) as reported with respect to the market in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee.  In no event shall the Fair Market Value be less than the average value of the Common

Stock traded on the over-the-counter Bulletin Board (www.otcbb.com symbol FIBP) during the prior month ended December 31.  The determination by the Committee or the Board of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination.

“Publicly Traded” means traded in the over-the-counter market with Common Stock prices reported by the National Association of Securities Dealers through its NASDAQ system or any successor system, or listed or admitted to trading on the New York Stock Exchange or any other national securities exchange.

(e)                              Mid-Year Termination.  If a Director terminates service as a Director during the calendar year, he or she shall forfeit any Deferred Stock Rights attributable to Director Fees that have not yet been earned.

(f)                                   Time of Payment.  Subject to Section 7, each Eligible Director who elects to receive Deferred Stock Rights may elect in the Election Form submitted to the Company prior to the beginning of a calendar year or, if newly eligible, within 30 days of his or her initial eligibility date to receive payment of his or her Deferred Stock Rights earned during that calendar year upon (i) the date upon which the grantee ceases to serve as a director of the Company for any reason including, but not limited to death, disability as defined within the American Jobs Creation Act of 2004 and the underlying laws and regulations, removal or resignation (“Separation from Service”); however, if the Company is Publicly Traded at the time of Separation of Service, payment of the Deferred Stock Rights will be delayed six (6) months after the date of Separation of Service, or (ii) the date the Eligible Director attains age 65.

(g)                                  Form of Payment.  Eligible Directors will be paid in shares of Common Stock in the proportion of one share of Common Stock for one Deferred Stock Right (any fractions shall be converted to and paid in cash).

(h)                                 Special Distributions.  Notwithstanding any other provision of this Section 6, an Eligible Director may elect to receive a distribution (“Special Distribution”) of part or all of his or her Account balance in one or more distributions if (and only if) the Committee determines, in its discretion, that the Eligible Director has experienced an unforeseeable emergency, as defined within the American Jobs Creation Act of 2004 and the underlying laws and regulations, that is caused by an event beyond the control of the Eligible Director and that would result in severe financial hardship to the Eligible Director if the early distribution were not permitted.  Upon such Special Distribution, the amount of the Eligible Director’s Account balance subject to such distribution is reduced by ten percent (10%).  Any distribution made pursuant to such an election shall be made within sixty (60) days of the date such election is submitted to the Committee. The remaining ten percent (10%) of the portion of the electing Eligible Director’s Account balance subject to such distribution shall be forfeited.

(i)                                     Payment Upon Death.  In the event of an Eligible Director’s death, the shares of Common Stock issuable to the Eligible Director under Deferred Stock Rights shall be issued to the legal representative or legatee of the Eligible Director.  In the alternative, an Eligible Director may elect to designate a beneficiary to receive his or her shares issuable under Deferred Stock Rights in the event of such Eligible Director’s death.  In order to designate a beneficiary or beneficiaries, such director must complete and deliver to the Company a written form (the “Beneficiary Form”) on which he or she makes such designation. Such a designation will become effective when received by the Company.  If the Eligible Director dies without making a designation, the shares underlying Deferred Stock Rights shall be issued to the legal representative or legatee of the Eligible Director’s estate.

7.                                      Change in Control.

The following provisions of this Section 7 will become effective upon a Change in Control. No portion of this Section 7 will apply to any transaction or event referred to herein to the extent it is inconsistent with applicable state or federal law.  Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control, the benefit provided by this Section 7 shall be the exclusive benefit provided under this Plan to the Eligible Directors (and to their spouses and beneficiaries), and accordingly, each such person shall not be entitled to any other benefits under this Plan.  Upon receipt of his or her benefit under this Section 7, a person shall cease being an Eligible Director in the Plan.

(a)                                 Effective on a Change in Control, each Eligible Director’s Account (including all contributions and earnings as of that date) shall be paid to the Eligible Director and/or beneficiary, as applicable, by the Committee as soon as administratively practicable following the Change in Control in the form of a lump sum cash payment.

(b)                                 “Change in Control” shall mean (i) the direct or indirect acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of securities possessing more than 30 percent (30%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board of Directors does not recommend such shareholders to accept or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, (iii) a liquidation or dissolution of the Company, or (iv) the sale of all or substantially all of the Company’s assets.

8.                                      Assignments.

Each Deferred Stock Right granted under the Plan by its terms shall not be transferable by the grantee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended or replaced from time to time).

9.                                      Limitation of Rights.

(a)                                 No Right to Continue as Director.  Neither the Plan, nor the granting of a Deferred Stock Right nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time.

(b)                                 No Shareholder Rights.  Except as specifically set forth in this Plan, a grantee shall have no rights as a shareholder with respect to the Common Stock covered by his or her Deferred Stock Right until the date of the issuance to him or her of a stock certificate covering the shares underlying such Deferred Stock Rights, and no adjustment will be made for rights for which the record date is prior to the date such certificate is issued.  Any voting rights with respect to shares covered by a Deferred Stock Right shall be exercised by the Committee, or, if a rabbi trust is established, by the trustee.

10.                               Adjustment Provisions.

(a)                                 Recapitalizations.  If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets of the Company are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment, as determined by the Committee in its sole discretion, may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Deferred Stock Rights under the Plan, and (z) the price for each share subject to any then outstanding Deferred Stock Rights under the Plan.  In the event of any other extraordinary dividend or distribution, whether in stock, cash or other property, or a spinoff, split up or other extraordinary transaction, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares issuable pursuant to any Deferred Stock Rights theretofore granted and the price of such Deferred Stock Rights shall be subject to such adjustment as the Committee or the Board may deem appropriate with a view toward preserving the value of such Deferred Stock Rights.

(b)                                 Successors.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Eligible Director.

11.                               Amendment of the Plan.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Deferred Stock Rights for any purpose, including, but not limited to satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Deferred Stock Rights without the holder’s consent.

12.                               Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company at 9200 Keystone Crossing, Suite 800, Indianapolis, Indiana 46240 and sent by first class mail/certified mail/overnight courier and shall become effective when it is received by the Secretary, Assistant Secretary, or his or her designees.

13.                               Effective Date and Duration of the Plan.

(a)                                 Effective Date.  The Plan shall become effective on the date set forth below. Amendments to the Plan shall become effective when adopted by the Board of Directors, unless otherwise provided.  No shareholder approval is required to implement this Plan.

(b)                                 Termination.  The Plan shall terminate upon the date on which all shares available for issuance, and all cash payable under, the Plan shall have been issued and paid pursuant to the Deferred Stock Rights granted under the Plan.

14.                               Miscellaneous

(a)                                 Investment Representations.  The Company may require any person to whom a Deferred Stock Right is granted, as a condition of such Deferred Stock Right, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Deferred Stock Right for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

(b)                                 Compliance with Securities Laws.  Each Deferred Stock Right shall be subject to the requirements that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Deferred Stock Rights upon any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.  Nothing herein shall be deemed to require the Company to apply for or to obtain listing, registration or qualification, or to satisfy such condition.

(c)                                  Withholding Taxes.  The Company shall have no withholding obligations with respect to Deferred Stock Rights or the issuance of Common Stock under this Plan and each Eligible Director will be responsible for taxes owed under the Plan.  The Company will issue the required information return on Form 1099 as appropriate.